UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

___________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2012

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-147560	45-1226465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer dentification No.)

4093 Oceanside Boulevard, Suite B, Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 295-7208

(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 1.02

Termination of a Material Definitive Agreement.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 5.01

Changes in Control of Registrant.

On August 24, 2012, we entered into a Master Dispute Resolution Agreement (the “MDRA”) with James P. Boyd (“Boyd”), Boyd Research, Inc. and TMD Courses, Inc. (together with Boyd, the “Boyd Parties”) and Timothy G. Dixon (“Dixon”) and Gerry B. Berg, and on August 24, 2012 we also entered into a License Agreement with Boyd Research, Inc. and TMD Courses, Inc. (the “License Agreement”), an Escrow Agreement with Boyd and with Chicago Title Company as escrow agent (the “Escrow Agreement”), and a Voting Agreement with Boyd (the “Voting Agreement”)

Under the MDRA, Boyd agreed to surrender 223,991,933 shares of Company common stock and resigned as a director of us. The MDRA also provided that Boyd’s employment with us shall continue throughout 2012, with his salary rate reduced to $100,000 per annum as of the date of the MDRA.  Also, the Boyd Parties agreed never to directly and/or indirectly sell into the public market, in any rolling 90-day period, more than 1% of our then-outstanding common stock; and they agreed to a 10-year standstill prohibiting them from further acquisitions of our stock and from seeking or assisting to acquire or gain control of us.  And, the Boyd Parties agreed not to, except in conjunction with other stockholders (unaffiliated with them) holding at least 1,000,000 shares of our common stock, exercise any stockholder rights other than the right to vote.

Before the License Agreement, we and certain Boyd Parties were party to an Exclusive License Agreement dated April 1, 2011, as amended on November 1, 2011, and our predecessor Splint Decisions, Inc. and certain Boyd Parties were party to an Exclusive License Agreement dated October 22, 2010, as amended on July 8, 2011 (together, the “Exclusive Agreements”), which granted us an exclusive worldwide license to certain Boyd Parties patent rights and related technology.  Since April 1, 2011, essentially our entire active business has consisted of the manufacture and sale of Nociceptive Trigeminal Inhibition (“NTI”) intraoral devices as authorized by the Exclusive Agreements.

The Exclusive Agreements provided for a $3,000,000 inception fee to be paid by us to Boyd Research.  We have not paid the inception fee and do not have the funds to do so.  The Boyd Parties have threatened to sue us for payment of the inception fee and/or seek to terminate the Exclusive Agreements and seek an injunction against us to prevent further sales of products licensed by Boyd Research, all on the ground that the inception fee has not been paid. We believe we had valid defenses but determined that it was in our best interest to, instead of putting our defenses to the test, enter into the MDRA and the License Agreement.

The License Agreement terminated the Exclusive Agreements.  However, the Licensee Agreement grants us new licenses under the applicable patent rights and related technology of the Boyd Parties to manufacture and sell our existing “NTI” intraoral device products (but not any such products other than our currently existing ones).

The License Agreement essentially carries forward the Exclusive Agreements’ terms as to sales to the US market, but our rights to sell “NTI” intraoral device products to the US market will expire at the end of 2012.  Specifically, for “NTI” intraoral device products sales to the US market, the License Agreement grants us an exclusive license (but no license for the US dental-laboratory field), carrying a 30% royalty on net sales; but such license expires on December 31, 2012.

For sales of the existing “NTI” intraoral device products to non-US markets, the License Agreement grants us an exclusive license, which converts to a non-exclusive license on January 1, 2013.  Under the License Agreement, we must pay a 30% royalty on 2012 net sales of the existing “NTI” intraoral device products to most non-US markets, but, under the License Agreement, after 2012 our net sales to non-US markets will be royalty-free.

We had been paying a 30% royalty on all net sales of the existing “NTI” intraoral device products (to both the US and non-US markets) under the Exclusive Agreements.

We expect that the Boyd Parties will manufacture and, beginning on January 1, 2013, sell to the US market the “NTI” products which we had previously sold to the US market (and which, beginning on that date, we will no longer be allowed to sell to the US market) and maybe new “NTI” products as well.  We also expect that the Boyd Parties may compete with us in the manufacture and sale to some or all non-US countries, from and after January 1, 2013, of the “NTI” products which we had previously sold to the US and non-US markets, and the Boyd Parties could sell new “NTI” products there as well.

In the transition from the Exclusive Agreements to the License Agreement, we are giving up our license rights to the “Total Splint System” intraoral devices (which we have not successfully commercialized) and to all potential “NTI” products which could have been commercialized using our Exclusive Agreements rights but which we are not currently selling.

Sales to the US market have constituted over 80% of our “NTI” business to date.  Our challenge will be to counter the loss of our “NTI” sales to the US market and the loss of the ability to introduce new products based on Boyd Party technology, by increasing sales of our existing “NTI” products to non-US markets and/or by successfully introducing into the US and non-US markets new products which do not require licenses from the Boyd Parties.  On the other hand, our business in 2013 and thereafter will be free of Boyd Parties royalty obligations and will not be subject to any Boyd Parties inception fee.

The MDRA and License Agreement contain various provisions pertaining to the transition of US market sales of the existing “NTI” products from us to a Boyd Party on January 1, 2013, joint access to “NTI” production molds, website and toll-free telephone number transition, regulatory matters, etc.  We will provide a limited supply of the existing “NTI” products to the Boyd Parties so they can begin selling and shipping without interruption effective January 1, 2013.

In addition, we agreed under the MDRA to make deferred payments totaling $140,000 to the Boyd Parties.  We agreed to pay $10,000 per month for five months beginning September 1, 2012, and $5,000 per month for 18 months beginning July 1, 2013.  These obligations do not bear interest and are unsecured.

And, as part of the MDRA, Dixon is dismissing litigation he brought against Boyd pertaining to TMD Courses, Inc., Dixon is transferring his shares of TMD Courses, Inc. to Boyd (making Boyd the sole stockholder of TMD Courses, Inc.), and Boyd is transferring 5,000,000 shares of our common stock to Dixon.

All parties to the MDRA granted general releases to each other.

Boyd has placed the 223,991,933 shares of Company common stock in escrow pursuant to the Escrow Agreement, to be released to us for cancellation when we finish making timely estimated minimum royalties and other payments, all totaling $351,000, into the escrow for the benefit of Boyd, which we expect to finish doing no later than January 2013.  $301,000 of the $351,000 consists of estimated minimum royalties payments which roughly correspond to the anticipated amount of the 30% royalty on “NTI” net sales which we would owe anyway for the remainder of 2012, and the other $50,000 is a portion of the $140,000 of deferred payments referred to above.

Boyd agreed, in the Voting Agreement and in a related irrevocable proxy, to vote the escrowed 223,991,933 shares in favor of any Company-proposed authorized shares increase and to abstain on all other stockholder-vote matters for the duration of the escrow.

As a result of the MDRA, Boyd’s beneficial ownership percentage of our common stock will decrease from 78% to 11%, and Dixon’s beneficial ownership percentage of our common stock will increase from 5.5% to 26.5%.  Also, all of our other stockholders’ beneficial ownership percentage of common stock will increase substantially as a result of the MDRA because our outstanding common shares will be reduced from 305,458,333 to 81,466,400.  (The figures in this paragraph give immediate effect to Boyd’s surrender of 223,991,933 shares of Company common stock, which in fact will not occur until we make estimated minimum royalties and other payments, all totaling $351,000, to the Escrow Agreement escrow for the benefit of Boyd, which we expect to finish doing no later than January 2013; and such figures also give effect to the other transactions contemplated by the MDRA.)  This increase in Dixon’s beneficial ownership, viewed together with his Board of Directors seat and his positions as our Chairman and President, may be considered to constitute a change in control of us, in favor of Dixon.

This summary of the material terms of the MDRA, the License Agreement, the Escrow Agreement, the Voting Agreement and the Exclusive Agreements does not purport to be exhaustive, and is qualified in its entirety by reference to the complete text of these agreements as filed/to be filed by us with the Securities and Exchange Commission.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2012, our Board of Directors elected Barry H. Glassman, D.M.D., to fill a vacant seat on our Board of Directors. Dr. Glassman was appointed as the sole member of a Board special committee empowered to approve, or not approve, the MDRA, the License Agreement, the Escrow Agreement and the Voting Agreement.  Such special committee approved the MDRA, the License Agreement, the Escrow Agreement and the Voting Agreement.

Dr. Glassman is employed by us as Director of Education.

As a condition of the willingness of Boyd to agree to the election of Dr. Glassman to the Board of Directors, Dr. Glassman submitted in advance his resignation as a director of us effective as of August 24, 2012.  Such resignation became effective on August 24, 2012.

As noted above, James P. Boyd resigned as a director of us on August 24, 2012 in connection with the MDRA.

As of the same date, Gerry B. Berg was elected as a director of us.  Mr. Berg also serves as our Chief Financial Officer.

Our Board of Directors does not currently have any standing committees, so Mr. Berg’s Board standing committee assignments, if any, are not now known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

August 28, 2012

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:      /s/ Tim G. Dixon

Name: Tim G. Dixon

Title:   President

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